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                                                                      EXHIBIT 21

                       SUBSIDIARIES OF UNOCAL CORPORATION

                     NAME OF COMPANY (a)                           ORGANIZED UNDER LAW OF
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
    Union Oil Company of California, dba "UNOCAL"                       California
      Molycorp, Inc.                                                    Delaware
      Philippine Geothermal, Inc.                                       California
      Pure Resources, Inc.                                              Delaware
        Titan Exploration, Inc.                                         Delaware
          Pure GP, LLC                                                  Delaware
          Pure Resources I, Inc.                                        Deleware
          Pure Resources Holdings, Inc.                                 Nevada
            Pure Resources, L.P. (b)                                    Texas
              44 Canyon, LLC                                            Colorado
              PK I, L.P. (c)                                            Delaware
                Pure Partners, L.P. (d)                                 Delaware
              PK II, L.P. (c)                                           Delaware
              PK III, L.P. (c)                                          Delaware
          Pure Resources Holdings, LLC                                  Nevada
            HEP Pure, LP (e)                                            Delaware
              HEP Partners, LP (f)                                      Delaware
                La Plata Associates, LLC                                Colorado
              HEP Pure Acquisition, LLC                                 Delaware
      Spirit Energy Management, L.L.C.                                  Delaware
        Spirit Energy 76 Development, L.P. (g)                          Delaware
            Spirit Energy 76 Investment, L.L.C.                         Delaware
      Unocal Foreign Investments Inc.                                   Delaware
      Unocal Geothermal of Indonesia, Ltd.                              Bermuda
      Unocal International Corporation                                  Nevada
        Unocal Bangladesh Block Twelve, Ltd. (h)                        Bermuda
        Unocal Bangladesh Exploration, Ltd. (i)                         Bermuda
        Unocal Canada Limited                                           Alberta
           Cal Ven Limited                                              Alberta
           Northrock Resources Ltd. (j)                                 Alberta
              Northrock Energy Ltd.                                     Alberta
              Northrock Resources (k)                                   Alberta
              Paragon Petroleum Corporation                             Alberta
           Unocal Canada Alberta Hub Limited                            Alberta
           Unocal Canada International Company                          Nova Scotia
        Unocal Ganal, Ltd. (l)                                          Bermuda
        Unocal Global Ventures, Ltd. (m)                                Bermuda
           Unocal Bangladesh Blocks Thirteen and Fourteen, Ltd.         Bermuda
              Unocal Bangladesh, Ltd.                                   Bermuda
           Unocal Myanmar Offshore Co., Ltd.                            Bermuda
           Unocal Asia-Pacific Ventures, Ltd.                           Bermuda
           Unocal Khazar Holdings, Ltd.                                 Bermuda
              Unocal Khazar, Ltd. (n)                                   Bermuda
           Unocal Makassar, Ltd.                                        Bermuda
        Unocal Indonesia, Ltd.                                          Bermuda
           Unocal Indonesia Company (o)                                 Bermuda
        Unocal Netherlands B.V.                                         Netherlands
        Unocal Rapak, Ltd. (p)                                          Bermuda
        Unocal Thailand, Ltd. (q)                                       Bermuda
      Unocal Pipeline Company                                           California
    Unocal Capital Trust                                                Delaware
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

                              (Footnotes on following page.)

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(a)  The indented companies are subsidiaries of Union Oil Company of California.
     Except as indicated, each entity is owned 100 percent by the entity under which it is indented. The names of approximately 282 subsidiaries are omitted inasmuch as such subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

(b) Owned 99 percent by Pure Resources Holdings, Inc. and one percent by Pure Resources I, Inc.

(c) Owned 99 percent by Pure Resources, L.P. and one percent by Pure Resources I, Inc.

(d) Owned 39 percent by PK I, L.P., 7 percent by PK III, L.P., 3 percent by PK II, L.P., and 1 percent by Pure Resources I, Inc.

(e) Owned 99 percent by Pure Resources Holdings, LLC and one percent by Pure GP, LLC.

(f)  Owned 1 percent by HEP Pure, LP and 99 percent by HEP Pure Acquisition,
     LLC.

(g) 100 percent of the general partnership interest (approximately 55 percent of the initial capital) is owned by Spirit Energy Management, L.L.C.

(h) Owned 95 percent by Unocal International Corporation and 5 percent by Unocal Foreign Investments Inc.

(i) Owned 96.62 percent by Unocal International Corporation and 3.38 percent by Unocal Foreign Investments Inc.

(j) 100 percent of the Class A Preferred Shares and Class A Common Shares is owned by Unocal Canada Limited, and the Class B Common Shares is owned 95.6 percent by Unocal Canada Limited, 3.10 percent by Unocal Canada Alberta Hub Limited and 1.3 percent by Cal Ven Limited.

(k)  A general partnership owned 69.24 percent by Northrock Resources Ltd.,
     13.07 percent by Paragon Petroleum Corporation, and 4.04 percent by Northrock Energy Ltd.

(l) Owned 94.49 percent by Unocal International Corporation and 5.51 percent by Unocal Foreign Investments Inc.

(m) Owned 88.89 percent by Unocal International Corporation and 11.11 percent by Unocal Foreign Investments Inc.

(n) Owned 65 percent by Unocal Khazar Holdings, Ltd., and 35 percent by Unocal Global Ventures, Ltd.

(o)  A general partnership owned 53.13 percent by Unocal Indonesia, Ltd., and
     46.87 percent by Unocal Canada International Company.

(p) Owned 95 percent by Unocal International Corporation and 5 percent by Unocal Foreign Investments Inc.

(q) Owned 81.80 percent by Unocal International Corporation and 18.20 percent by Unocal Canada International Corporation.

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